Exhibit 23.03
Consent of Independent Registered Public Accounting Firm
We consent to the reference to our firm under the caption “Experts” in Amendment No. 4 to the Registration Statement (Form S-1 No. 333-132917) of Valero GP Holdings, LLC for the registration of its units and to the use of our reports dated: (i) February 3, 2006, with respect to the combined financial statements of Valero GP Holdings, LLC, and (ii) March 11, 2004, with respect to the consolidated financial statements of Valero L.P.
/s/ Ernst & Young LLP
San Antonio, Texas
June 28, 2006